PROMISSORY NOTE

$10,000,000                                                     March 31, 1997


FOR VALUE RECEIVED, the undersigned, ADVANCED TISSUE SCIENCES, INC., a Delaware corporation ("ATS"), HEREBY PROMISES TO PAY, in lawful money of the United States of America and in immediately available funds, or ATS Common Stock (this and certain other capitalized terms used herein are defined in Article 1 of this Note) at ATS' election in accordance with Section 2.3 hereof, to SMITH & NEPHEW SNATS, INC., a Delaware corporation ("S&N"), the principal sum of TEN MILLION DOLLARS ($10,000,000), such principal to be payable on the earlier of (i) March 31, 2000 or (ii) the date upon which ATS and its Affiliates no longer have an ownership interest in the Dermagraft Company as the result of exercise of rights under the Dermagraft Company Formation Agreement by either party thereto in connection with (A) a material default by ATS or its Affiliates under such agreement, (B) sale, assignment or other transfer by ATS or its Affiliates of interests in the Dermagraft Company, (C) withdrawal by ATS or its Affiliates from the Dermagraft Company or (D) a change of control (as specified in the Dermagraft Company Formation Agreement) of ATS or any ATS Affiliates having an ownership interest in the Dermagraft Company. ATS further agrees to pay interest in like money on the unpaid principal amount hereof from time to time from the date hereof until paid in full (both before and after a judgment). Periodic interest ("Periodic Interest") shall be paid on the unpaid principal amount hereof from time to time at a fluctuating rate per annum equal to 1% per annum above the LIBOR Rate, payable quarterly in arrears on the last Business Day of each Quarter, commencing June 30, 1997, and upon payment in full of the unpaid principal hereof. In addition, deferred interest ("Deferred Interest") shall accrue on the unpaid principal amount hereof at a rate equal to 3% per annum, and shall be payable in U.S. dollars and in immediately available funds, or ATS Common Stock at ATS' election in accordance with Section 2.3 hereof, on March 31, 2000, or upon payment in full of the unpaid principal hereof. Upon the occurrence and during the continuance of an uncured Event of Default, any unpaid principal, Periodic Interest and Deferred Interest shall be payable upon S&N's demand in U.S. dollars and in immediately available funds, or ATS Common Stock at ATS' election in accordance with Section 2.3 hereof. Notwithstanding the foregoing, interest payable hereunder shall not exceed the maximum rate permitted by applicable law.


                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1. Definitions. As used herein, the following terms shall have the indicated meanings:

     "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

     "ATS" shall have the meaning specified in the first paragraph of this Note.

     "ATS Common Stock" shall mean common stock, $.01 par value per share, of ATS.

     "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Delaware, or is a day on which banking institutions located in such state are required or authorized by law or other governmental action to close.

     "Deferred Interest" shall have the meaning specified in the first paragraph of this Note.

     "Dermagraft Company" shall mean the "Company' as defined in the Dermagraft Heads of Agreement.

     "Dermagraft Company Formation Agreement" shall mean the agreement, to be executed by ATS or its Affiliate and S&N or its Affiliate, governing the formation of the Dermagraft Company.

     "Dermagraft Heads of Agreement" shall mean the Heads of Agreement, dated April 29, 1996, between ATS and Smith & Nephew plc.

     "Event of Default: shall mean any of the events described or listed in
Section 3.1 of this Note.

     "Indebtedness" shall mean (A) all indebtedness, obligations or other liabilities for borrowed money or for the deferred purchase price of property or services; (B) obligations as lessee under leases; (C) obligations under direct or indirect guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and obligations (contingent or otherwise) to purchase, repurchase or otherwise acquire or assure a creditor against loss, in respect of indebtedness or obligations or to provide funds for the payment or discharge thereof; (D) all indebtedness, obligations or other liabilities evidenced by any stock, shares, voting trust certificates, bonds, debentures, notes or other evidence of indebtedness, secured or unsecured, convertible, subordinated or otherwise or any other instruments commonly known as "securities" and all indebtedness, obligations or other liabilities evidenced by any subscription, agreement or other undertaking to purchase or acquire any of the foregoing "securities"; (E) all reimbursement obligations and other liabilities with respect to letters of credit; (F) all indebtedness, obligations or other liabilities secured by a lien on any asset of ATS or any subsidiary of ATS, whether or not such indebtedness, obligations or liabilities are assumed by or are a personal liability of ATS or any subsidiary of ATS, all as of such time; and (G) all indebtedness, obligations or other liabilities in respect of interest rate contracts and foreign currency exchange agreements.

     "LIBOR Rate" shall mean, as to interest payable for any Quarter, the rate per annum listed in the Wall Street Journal under "Money Rates" as the three month "London Interbank Offered Rates (LIBOR)" rate applicable for the first Business Day of such Quarter, or if such rate is not published a reasonable, comparable rate determined by S&N.

     "Note" shall mean this Promissory Note, as amended or modified from time to time.

     "Periodic Interest" shall have the meaning specified in the first paragraph of this Note.

     "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental authority or regulatory body.

     "Quarter" shall mean any period of three calendar months ending on the last day of March, June, September or December.

     "S&N" shall have the meaning specified in the first paragraph of this Note.

     Section 1.2. Terms. Terms used in this Note shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may in the context require.

                                  ARTICLE II
                               TERMS OF PAYMENT

     Section 2.1.     Payments and Computations.

     (a) ATS shall make each payment hereunder not later than 12:00 noon (Delaware time) on the day when due, in lawful money of the United States and immediately available funds, by wire transfer addressed to the account of Smith & Nephew SNATS, Inc., Account No. 0921750, The First National Bank of Chicago, ABA No. 071000013, by order of Advanced Tissue Sciences, Inc.

     (b) Interest shall accrue from day to day and all computations of interest shall be made by S&N on the basis of a year of 360 days and the actual number of days elapsed.

     (c) Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     Section 2.2. Prepayment. ATS shall have the right to prepay the unpaid principal outstanding under this Note, in whole or in part, at any time and from time to time without penalty.

     Section 2.3. Payment in ATS Common Stock. (a) In lieu of paying any principal or interest payment hereunder in U.S. dollars, ATS may pay such payment in shares of ATS Common Stock; provided, that each of the following conditions is met:

     (i) ATS provides S&N with at least thirty (30) days prior written notice of ATS's election to make such payment in shares of ATS Common Stock;

     (ii) each of the shares of ATS Common Stock issued to S&N as payment, when delivered to S&N, (A) is duly registered under the Securities Act of 1933, as amended, and under any applicable state securities laws, (B) is listed and freely tradeable on the Nasdaq Stock Market, and (C) is duly authorized, validly issued, fully paid and nonassessable and free from any lien (statutory or other), claim, charge, security interest, pledge, right of first refusal, preemptive right or any other restriction or encumbrance of any kind; and

     (iii) at the time such payment is made, ATS Common Stock is actively traded on the Nasdaq Stock Market.

     (b) In the event that ATS pays any principal or interest payment in shares of ATS Common Stock in accordance with Section 2.3(a), ATS will deliver such shares to S&N on the day that the principal or interest is to be paid and shall only deliver to S&N whole shares of such ATS Common Stock. Such shares shall be in good and transferable form, shall be registered in the name of S&N or such other name as S&N shall designate and, at the option of S&N, shall be delivered by wire transfer or book entry at a depository or clearing house designated by S&N.

     (c) For purposes of determining the number of shares of ATS Common Stock payable for any principal or interest payment, such shares shall be valued at the average of the high and low sales prices reported on the Nasdaq Stock Market for each of the ten (10) trading days immediately preceding the day such payment is made.

                                  ARTICLE III
                    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     Section 3.1. Events of Default. Each of the following occurrences shall constitute an Event of Default under this Note and any such Event of Default shall be deemed "continuing" until cured or waived in writing:

     (a) Failure to Make Principal Payments When Due.ATS shall fail to pay when due any principal under this Note and such failure shall continue for more than ten (10) days after ATS receives notice of such failure;

     (b) Failure to Make Interest Payments When Due. ATS shall fail to pay when due any interest under this Note and such failure shall continue for more than ten (10) days after ATS receives notice of such failure;

     (c) Breach Under Any Joint Venture Documents. ATS, or any Affiliate of ATS, shall have breached any of its representations and warranties, covenants or other agreements contained in the Dermagraft Heads of Agreement, the Dermagraft Company Formation Agreement or any other agreement or instrument relating to the joint venture formed pursuant to the Dermagraft Heads of Agreement, as any such agreement or instrument is amended from time to time, and such breach shall continue for more than twenty (20) days after ATS receives notice of the occurrence thereof; provided,that no such grace period shall apply, and an Event of Default shall exist immediately upon such breach, if such breach can not, in S&N's reasonable determination, be cured by ATS or the applicable ATS Affiliate during such grace period;

     (d) Other Defaults. ATS shall default in the performance of or compliance with any term contained in this Note (other than as covered by subsection (a) or (b) above), and such default shall continue more than ten
(10) days after ATS receives notice of such default; provided,that no such grace period shall apply, and an Event of Default shall exist immediately upon such default, if such default can not, in S&N's reasonable determination, be cured by ATS during such grace period;

     (e) Default As To Other Indebtedness. ATS or any of its Affiliates shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any Indebtedness (whether of principal or interest thereon), other than under this Note, if the aggregate amount of such Indebtedness is Five Hundred Thousand Dollars ($500,000) or more, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness if the effect of such failure is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any other material default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness and such failure to make payment, default or event has not been waived by the party or parties not in breach under such agreement or instrument; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or the holder of any lien, in any amount, shall commence foreclosure of such lien upon property of ATS or any of its Affiliates having a value in excess of Five Hundred Thousand Dollars ($500,000); provided that no such failure, default or event referred to in this subsection (e) shall be an Event of Default if being contested in good faith by appropriate proceedings which are sufficient to prevent imminent foreclosure or attachment of any asset, are promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles, shall have been made therefor;

     (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) An involuntary case shall be commenced against ATS, and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of ATS, in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

     (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over ATS, or over all or a substantial part of the property of ATS, shall be entered; or an interim receiver, trustee or other custodian of ATS, or of all or a substantial part of the property of ATS, shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of ATS, shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance;

     (g) Voluntary Bankruptcy. Appointment of Receiver, etc. ATS shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; ATS shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or ATS shall take any corporate action to authorize any of the foregoing; and

     (h) Dissolution. Any order, judgment or decree shall be entered against ATS decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or ATS shall otherwise dissolve or cease to exist.

     Section 3.2. Rights and Remedies. Upon the occurrence of any Event of Default described in the foregoing Section 3.1(e), 3.1(f) or 3.1(g) with respect to ATS, the unpaid principal amount of and any and all accrued interest on this Note shall automatically become immediately due and payable in U.S. dollars and in immediately available funds, or ATS Common Stock at ATS' election in accordance with Section 2.3 hereof, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by ATS; and upon the occurrence and during the continuance of any other Event of Default, S&N may by written notice to ATS declare the unpaid principal amount of and any and all accrued and unpaid interest on this Note to be, and the same shall thereupon be, immediately due and payable in U.S. dollars and in immediately available funds, or ATS Common Stock at ATS' election in accordance with Section 2.3 hereof, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by ATS. In addition to the foregoing, upon the occurrence of an Event of Default, S&N may by written notice to ATS require that, in lieu of U.S. dollars, ATS pay the unpaid principal amount of and any and all accrued interest on this Note in ATS Common Stock in accordance with Section 2.3 hereof, provided that ATS has not paid such unpaid principal and accrued interest either in U.S. dollars and in immediately available funds or in ATS Common Stock.

                                  ARTICLE IV
                                 MISCELLANEOUS

     Section 4.1. Amendments, etc. No amendment or waiver of any provision of this Note, nor consent to any departure by ATS herefrom, shall in any event be effective unless the same shall be in writing and signed by S&N; and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 4.2. Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below or as a party may designate as to itself by notice to the other parties):

     (a)     If to S&N:

     Smith & Nephew SNATS, Inc.
     One Commerce Center, Suite 788
     1201 North Orange Street
     Wilmington, Delaware 19801
     Attention:  President
     Telecopy:  (302) 884-6752

     with a copy to:

     Smith & Nephew North America
     1450 Brooks Road
     Memphis, Tennessee 38116
     Attention:  General Counsel
     Telecopy:  (901) 396-7824

     (b)     If to ATS:

     Advanced Tissue Sciences, Inc.
     10933 Torrey Pines Road
     La Jolla, California 92037
     Attention:  Vice President, Finance and Administration
     Telecopy:  (619) 450-5732

     with a copy to:

     Advanced Tissue Sciences, Inc.
     10933 Torrey Pines Road
     La Jolla, California 92037
     Attention:  Director, Legal Affairs
     Telecopy:  (619) 450-5732

     Section 4.3. No Waiver; Remedies. No failure on the part of S&N to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 4.4. Costs and Expenses. ATS agrees to pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Note, including, without limitation, costs and expenses sustained by S&N as a result of a default by ATS in the performance of its obligations contained in this Note or any document delivered in connection herewith.

     Section 4.5. Binding Effect; Governing Law. This Note shall be binding upon and inure to the benefit of ATS and S&N and their respective successors and assigns. S&N may negotiate this Note or assign all or any part, or any interest in, S&N's rights and benefits hereunder, to any Affiliate of S&N or, in connection with the sale of substantially all of S&N's or its Affiliates' assets, to any person acquiring such assets, and to the extent of such negotiation or assignment the transferee or assignee shall have no less rights and benefits against ATS than it would have had if it were S&N hereunder. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     Section 4.6. Severability of Provisions. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 4.7. Headings. The Article and Section headings of this Note are for convenience of reference only and shall not, for any purpose, be deemed a part of this Note.


     IN WITNESS WHEREOF, ATS has caused this Note to be executed in its name by its duly authorized officer and its corporate seal to be affixed hereto.

                                   ADVANCED TISSUE SCIENCES, INC.


        [SEAL]

                                   By:_____________________________
                                    Name:  Michael V. Swanson
                                    Title: Vice President, Finance and
                                              Administration